EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Genmab A/S of our report dated February 14, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Genmab A/S’s Annual Report on the Form 20-F for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers

Statsautoriseret Revisionspartnerselskab

Hellerup, Denmark

February 22, 2024